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                                   EXHIBIT 21

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SUBSIDIARIES OF THE REGISTRANT

        The following is a list of the subsidiaries of First Federal of Northern Michigan Bancorp, Inc. following the conversion:


        Name                                           State of Incorporation
        ----                                           ----------------------

First Federal of Northern Michigan                              Federal

Financial Services & Mortgage Corporation                       Michigan

InsuranCenter of Alpena                                         Michigan